Exhibit 99.1

GENCOR RELEASES THIRD QUARTER FISCAL 2011 RESULTS

August 12, 2011 (PRIME NEWSWIRE) - Gencor Industries, Inc., (Nasdaq: GENC) announced today that revenue for the quarter ended June 30, 2011 was $23,015,000 compared to revenue of $12,684,000 for the quarter ended June 30, 2010. Gross margin as a percentage of sales increased to 18.5% for the quarter ended June 30, 2011 from 11.9% for the quarter ended June 30, 2010. Operating income for the quarter ended June 30, 2011 was $1,447,000 compared to an operating loss of $(1,518,000) for the quarter ended June 30, 2010.

The Company had non-operating, net investment income of $35,000 for the quarter ended June 30, 2011 compared to a non-operating, net investment losses of $(1,363,000) for the quarter ended June 30, 2010. The Company had net income of $1,090,000 ($0.11 per diluted share) for the quarter ended June 30, 2011, compared to a net loss of $(1,576,000) ($(0.16) per diluted share) for the quarter ended June 30, 2010.

At June 30, 2011 the Company had $83.1 million of cash and marketable securities, an increase of $6.8 million over the September 30, 2010 balance of $76.3 million. Net working capital was $95.8 million at June 30, 2011. The Company has no short or long term debt.

E. J. Elliott, Gencor’s Chairman, stated, “As anticipated, our sales in the third quarter of fiscal 2011 of $23.0 million were up significantly from our second quarter fiscal 2011 sales of $16.7 million and our third quarter fiscal 2010 sales of $12.7 million. Our typical strong second quarter was pushed back into the third quarter this year. On a comparative basis, the impact of the delayed timing of order input on our sales for the nine month periods was negligible as revenue was down only slightly from $47.8 million in fiscal 2010 to $47.5 million in 2011. We expect the fiscal fourth quarter 2011 revenues and operating results to be improved over the prior year comparative period. Longer term we remain uncertain as to the state of the overall economy and what impact the current deficit and infrastructure funding decisions of congress will have on our financial performance.”

Mr. Elliott went on to say, “Rising oil and steel prices have negatively impacted our overall margins in fiscal 2011. Where possible, we pass these costs to the market but in the current economic environment, this is not always practical resulting in lower margins. We continue to examine our internal processes and related cost structures, making any necessary improvements wherever possible to preserve our strong balance sheet. In the long run, we believe our strategy to invest in R&D and product improvements, and focus on providing our customers with the industry’s most advanced technology and superior service will position us well for the future. We continue to evaluate all opportunities for expansion within our business sector.”

Gencor Industries is a diversified, heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2010; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact: Jeanne Lyons

 Corporate Secretary     407-290-6000